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Exhibit 99.1

Key Energy Services, Inc. News Release
For Immediate Release: Friday, August 13, 2004	Contact: John Daniel (432) 620-0300

KEY ENERGY PROVIDES RESTATEMENT UPDATE
Company Requests Extension to Deliver Financial Statements

MIDLAND, TX, August 13, 2004—Key Energy Services, Inc. (NYSE: KEG) announced today that due to additional time required to complete the Company's physical count and valuation of all of its fixed assets, it is unlikely that the Company will complete the audit of its financial statements for 2003 and restatements for prior periods by September 30, 2004. The Company also announced that it has commenced discussions with the lenders under its $175 million revolving credit facility for an extension of the time for delivering its 2003 10-K annual report and 2004 10-Q quarterly reports.

As previously reported, the process for completing the Company's 2003 financial statements and restatements of prior years has involved, in the first instance, a physical inventory of all equipment and other fixed assets owned by its well servicing, drilling, and pressure pumping divisions in order to determine the equipment's existence, condition and value. This has involved on-site inspection and cataloguing to date of over 28,000 individual pieces (excluding fishing and rental equipment) at over 230 locations. The Company's review of information developed to date at selected sites has indicated the need for further procedures to insure an accurate and complete count and valuation. In addition, management has identified a significant portion of its stacked fleet that is no longer suitable for remanufacturing or use for spare parts and will now be salvaged or scrapped. The total amount of equipment impacted by this change will be determined once the Company completes its physical count of equipment in coming weeks.

The Company has begun discussions with its revolving credit facility lenders for an extension of the date by which the Company must deliver audited financial statements for 2003 and 2004 first and second quarter unaudited financial statements to align the requirements of the revolving credit facility with the existing waiver that the Company successfully negotiated with its senior noteholders. The Company also intends to seek a modification of other terms of the existing waiver, including the provision limiting the amount of allowed write-downs to $100 million. Based on the discussions to date, the Company believes that the lenders will grant an extension and waiver, but there can be no assurance that an extension or waiver will in fact be obtained or as to the conditions of, or fees and costs associated with, obtaining the waiver. Failure to obtain an extension and waiver under the existing revolving credit facility prior to September 30, 2004, would result in a default under the facility.

Commenting on the restatement process, Dick Alario, President and CEO, stated, "The Company is working as expeditiously as possible to finalize the equipment review and inventory. Once this process is complete, the Company will then be in a position to have its auditors begin field inspections."

Mr. Alario concluded, "We have initiated discussions with our Agent bank and believe that our preliminary discussions have been positive. We are working closely with our bank group as we continue with our restatement process, which will allow us to complete the process as a cleaner more efficient company."

The Company has amended its agreement with its workers compensation carrier to eliminate any requirements to provide financial statements or maintain financial covenants. In addition, the Company has also advised certain lessors under approximately $25.2 million (as of June 30, 2004) of equipment leases of the likely delay and requested them to grant extensions past September 30, 2004. Failure to obtain these extensions will result in a default under these facilities.

Under the terms of the waiver with the holders of the Company's 8 3/8% senior notes due 2008 and 6 3/8% senior notes due 2013, the noteholders will be paid an additional consent fee of $2.50 per $1000 principal amount for each month after September 30, 2004 and before January 1, 2005, that the financial statements are not delivered.

The Company's revolving credit agreement and certain of its lease agreements have cross default provisions which would trigger a default under those agreements if the Company defaults under other indebtedness. The trigger amounts for the revolving credit agreement and those equipment leases are $20 million and $5 million, respectively. In addition, the Company's 6 3/8% and 8 3/8% senior notes indentures contain provisions that would trigger defaults upon a payment default under other indebtedness or an acceleration of other indebtedness that, in either case, must be between $15 million and $25 million, respectively.

As previously disclosed, the Company is unable to predict when the restatement will be completed or the amount of the write-down until it has completed its physical count and valuation of its fixed assets. The Company currently expects the write-downs to be recorded in 2003 and one or more prior years and, as a result, expects that certain prior year financial statements will require restatement.

About Key Energy and Forward-Looking Statements

Key Energy Services, Inc. is the world's largest rig-based, onshore well service company. The Company provides diversified energy operations including well servicing, contract drilling, pressure pumping, fishing and rental tool services and other oilfield services. The Company has operations in all major onshore oil and gas producing regions of the continental United States and internationally in Argentina, Canada and Egypt.

Certain statements contained in this news release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding the status of the restatement and audit of financial statements for 2003 and prior years; the need for waivers from lenders and equipments lessors; and the possibility of obtaining such waivers. These forward-looking statements are based on current expectations, estimates and projections about the Company's industry, management's beliefs and certain assumptions made by management. Whenever possible, the Company has identified these "forward-looking statements" by words such as "expects", "believes", "anticipates" and similar phrases. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, but not limited to: risks related to the Company's restatement process, including the time and effort required to complete the restatement process, and the amount of the write-downs; the risk of possible changes in the scope and nature of, and the time required to complete, the issuance of audit opinions on the Company's prior year financial statements and the audit of the Company's 2003 financial statements; the risk that the Company will not obtain waivers of current requirements that the audits be completed and financial statements delivered to the lenders by September 30, 2004 or that the Company will not be able to refinance this debt, including risks related to acceleration of this debt; the impact of costs and fees for obtaining any waivers and other terms and conditions of any waivers; the risk that the Company's senior notes or equipment lease facilities may be accelerated and; and the impact of additional fees to holders of senior notes as a result of failure to deliver financial statements by September 30, 2004. Because such statements involve risks and uncertainties, the actual results and performance of the Company may differ materially from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here; however, readers should review carefully reports or documents the Company files periodically with the Securities and Exchange Commission.

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  Exhibit 99.1